Exhibit 99.1
MGM GROWTH PROPERTIES REPORTS FIRST QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, April 21, 2022 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended March 31, 2022. Net income attributable to MGP Class A shareholders for the quarter was $69.4 million, or $0.44 per dilutive share.
Financial highlights for the first quarter of 2022:
•Consolidated rental revenue of $195.1 million;
•Consolidated net income of $116.5 million, or $0.43 per diluted Operating Partnership unit;
•Consolidated Funds From Operations(1) (“FFO”) of $191.4 million, or $0.71 per diluted Operating Partnership unit;
•Consolidated Adjusted Funds From Operations(2) (“AFFO”) of $184.6 million, or $0.69 per diluted Operating Partnership unit;
•Consolidated Adjusted EBITDA(3) (“Adjusted EBITDA”) of $253.6 million;
•General and administrative expenses of $3.6 million; and
•Income from unconsolidated affiliate of $25.4 million.

As of March 31, 2022, there were approximately 268.1 million Operating Partnership units outstanding in the Operating Partnership of which MGM owned approximately 111.4 million, or 41.5%, while MGP owns the remaining 58.5%.

The following table provides a reconciliation of MGP’s consolidated net income to FFO, AFFO and Adjusted EBITDA for the three months ended March 31, 2022:

Three Months Ended March 31,
2022
Consolidated
(In thousands, except per unit amounts)
Reconciliation of Non-GAAP Financial Measures
Net income	$116,500
Depreciation	62,821
Share of depreciation of unconsolidated affiliate	10,504
Property transactions, net	1,546
Funds From Operations	191,371
Amortization of financing costs and cash flow hedges	8,202
Share of amortization of financing costs of unconsolidated affiliate	63
Non-cash compensation expense	564
Straight-line rental revenues, excluding lease incentive asset	18,119
Share of straight-line rental revenues of unconsolidated affiliate	(11,886)
Amortization of lease incentive asset and deferred revenue on non-normal tenant improvements	4,627
Acquisition-related expenses	146
Non-cash ground lease rent, net	260
Other expenses	109
Gain on unhedged interest rate swaps, net	(29,185)
Provision for income taxes	2,257
Adjusted Funds From Operations	184,647
Interest income	(3)
Interest expense	63,768
Share of interest expense of unconsolidated affiliate	13,432
Amortization of financing costs and cash flow hedges	(8,202)
Share of amortization of financing costs of unconsolidated affiliate	(63)
Adjusted EBITDA	$253,579

Weighted average Operating Partnership units outstanding
Basic	268,276
Diluted	268,369

Earnings per Operating Partnership unit
Basic	$0.43
Diluted	$0.43

FFO per Operating Partnership unit
Diluted	$0.71
AFFO per Operating Partnership unit
Diluted	$0.69

Financial Position
The Company had $7.6 million of cash and cash equivalents as of March 31, 2022. Cash received from rent payments under the Master Lease for the quarter ended March 31, 2022 was $218.2 million. Cash received from distributions from the unconsolidated affiliate, MGP BREIT Venture, for the quarter ended March 31, 2022 was $24.1 million.
On April 14, 2022, the Operating Partnership made a cash distribution of $142.1 million relating to the first quarter, $59.0 million of which was paid to MGM and $83.1 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.5300 per share.
The Company’s debt at March 31, 2022 was as follows (in thousands):

March 31, 2022
Senior secured credit facility:
Senior secured revolving credit facility	$—
5.625% senior notes, due 2024	1,050,000
4.625% senior notes, due 2025	800,000
4.50% senior notes, due 2026	500,000
5.75% senior notes, due 2027	750,000
4.50% senior notes, due 2028	350,000
3.875% senior notes, due 2029	750,000
Total principal amount of debt	4,200,000
Less: Unamortized discount and debt issuance costs	(31,143)
Total debt, net of unamortized debt issuance costs	$4,168,857
Details

1Consolidated Funds From Operations (“FFO”) is consolidated net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus depreciation, as defined by the National Association of Real Estate Investment Trusts plus the Company’s share of depreciation of its unconsolidated affiliate.

2Consolidated Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges; the Company’s share of amortization of financing costs of its unconsolidated affiliate; non-cash compensation expense; straight-line rental revenue (which is defined as the difference between contractual rent and cash rent payments, excluding lease incentive asset amortization); the Company’s share of straight-line rental revenues of its unconsolidated affiliate; amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses; gain on unhedged interest rate swaps, net; and provision for income taxes.

3Consolidated Adjusted EBITDA (“Adjusted EBITDA”) is consolidated net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net); depreciation; the Company’s share of depreciation of its unconsolidated affiliate; amortization of financing costs and cash flow hedges; the Company’s share of amortization of financing costs of its unconsolidated affiliate; non-cash compensation expense; straight-line rental revenue; the Company’s share of straight-line rental revenues of its unconsolidated affiliate; amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses; gain on unhedged interest rate swaps, net; interest income; interest expense (including amortization of financing costs and cash flow hedges); the Company’s share of interest expense (including amortization of financing costs) of its unconsolidated affiliate; and provision for income taxes.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of consolidated net income to FFO, AFFO and Adjusted EBITDA are included in this release.
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About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP, together with its joint venture, currently owns a portfolio of properties, consisting of 13 premier destination resorts in Las Vegas and elsewhere across the United States, MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, as well as a retail and entertainment district, The Park in Las Vegas. As of December 31, 2021, MGP’s portfolio of destination resorts, the Park, Empire Resort Casino, and MGM Northfield Park collectively comprised approximately 32,700 hotel rooms, 1.7 million casino square footage, and 3.6 million convention square footage. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.

This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. These forward-looking statements involve a number of risks and uncertainties and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to complete the VICI Transaction on the anticipated terms or at all; MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties LLC
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues
Rental revenue	$195,067	$188,303
Ground lease and other	6,869	6,039
Total Revenues	201,936	194,342

Expenses
Depreciation	62,821	57,937
Property transactions, net	1,546	843
Ground lease expense	5,824	5,920
Acquisition-related expenses	146	—
General and administrative	3,564	3,659
Total Expenses	73,901	68,359

Other income (expense)
Income from unconsolidated affiliate	25,411	25,485
Interest income	3	317
Interest expense	(63,768)	(68,446)
Gain on unhedged interest rate swaps, net	29,185	35,059
Other	(109)	(197)
	(9,278)	(7,782)
Income before income taxes	118,757	118,201
Provision for income taxes	(2,257)	(2,792)
Net income	116,500	115,409
Less: Net income attributable to noncontrolling interest	(47,072)	(55,811)
Net income attributable to Class A shareholders	$69,428	$59,598

Weighted average Class A shares outstanding
Basic	156,903	135,709
Diluted	156,996	135,936

Earnings per Class A share
Basic	$0.44	$0.44
Diluted	$0.44	$0.44

MGM GROWTH PROPERTIES LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Real estate investments, net	$8,716,154	$8,780,521
Lease incentive asset	482,136	487,141
Investment in unconsolidated affiliate	818,053	816,756
Cash and cash equivalents	7,614	8,056
Prepaid expenses and other assets	20,768	22,237
Due from MGM Resorts International and affiliates	493	—
Above market lease, asset	37,900	38,293
Operating lease right-of-use assets	278,173	278,102
Total assets	$10,361,291	$10,431,106

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Debt, net	$4,168,857	$4,216,877
Due to MGM Resorts International and affiliates	—	172
Accounts payable, accrued expenses and other liabilities	3,580	57,543
Accrued interest	51,619	55,685
Dividend and distribution payable	142,107	140,765
Deferred revenue	239,283	221,542
Deferred income taxes, net	41,217	41,217
Operating lease liabilities	337,543	337,460
Total liabilities	4,984,206	5,071,261

Shareholders' equity
Class A shares: no par value, 1,000,000,000 shares authorized, 156,753,272 and 156,750,325 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	3,736,244	3,735,727
Accumulated deficit	(551,367)	(537,715)
Accumulated other comprehensive loss	(17,951)	(41,189)
Total Class A shareholders' equity	3,166,926	3,156,823
Noncontrolling interest	2,210,159	2,203,022
Total shareholders' equity	5,377,085	5,359,845
Total liabilities and shareholders' equity	$10,361,291	$10,431,106